- MORE - CONTACT: Investors Jon Faulkner Chief Financial Officer 706-876-5814 jon.faulkner@dixiegroup.com THE DIXIE GROUP TO PRESENT AT 2015 SIDOTI EMERGING GROWTH CONFERENCE CHATTANOOGA, Tenn. – August 26, 2015 – The Dixie Group, Inc. (NASDAQ: DXYN) today announced that Jon Faulkner, vice president and chief financial officer, will be presenting at the 2015 Sidoti Emerging Growth Conference to be held at the Marriott Marquis in Times Square on September 2, 2015. The Dixie Group’s presentation is scheduled to begin at 10:40 a.m. ET. About The Dixie Group The Dixie Group (www.thedixiegroup.com) is a leading marketer and manufacturer of carpet and rugs to higher-end residential and commercial customers through the Fabrica International, Masland Carpets, Dixie Home, Atlas Carpet Mills, Masland Contract, Masland Hospitality and Avant brands.

The Dixie Group to Present at 2015 Sidoti Emerging Growth Conference Page 2 August 26, 2015 - END - About Sidoti & Company A leading provider of institutional-quality equity research focused on small, publicly-traded companies that meet our proprietary criteria, Sidoti’s research coverage universe comprises nearly 300 companies across a range of industries. These companies typically have market capitalizations of less than $3 billion and a history of profitability, and generally maintain strong balance sheets. Our approach affords institutional investor clients a combination of high-quality research, a small- and micro-cap company focused nationwide sales effort, broad access to corporate management teams and extensive trading support. The Sidoti 2015 Emerging Growth Conference is a unique forum where emerging growth company management teams with a market cap of $1 billion or less connect with small and micro-cap institutional investors, research analysts, investment bankers, private equity professionals and select media with the goal of expanding institutional awareness amongst key stakeholders in the investment community. The event is one of the leading small and micro-cap investment conferences of the year featuring presentations by more than 50 public companies, with past attendance exceeding 475 investors. CONTACT: Gretchen Lium Institutional Marketing & Corporate Access 212-453-7029 conference@sidoti.com